UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: (Date of earliest event reported): December 20, 2007
ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)
2105 CityWest Blvd.
Suite 400
Houston, Texas 77042-2839
(Address of principal executive offices, including Zip Code)
(281) 933-3339
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Description of Capital Stock
     This Current Report on Form 8-K is intended to update the description of our equity securities contained in our Registration Statement on Form 8-A filed with the Securities and Exchange Commission (SEC) in October 1994, as amended by our Current Report on Form 8-K filed with the SEC on March 8, 2002. We are filing this Form 8-K in accordance with the principles of Interpretation 99 of Section G. of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the SEC. We intend to incorporate this description by reference into certain of our filings with the SEC, including registration statements on Form S-3 and Form S-8.
     References in this Form 8-K to “us,” “we,” “our,” “ION” or “our company” mean ION Geophysical Corporation (formerly Input/Output, Inc.), a Delaware corporation.
     The following description summarizes selected information regarding our capital stock, as well as relevant provisions of (i) our restated certificate of incorporation dated September 24, 2007, (ii) our amended and restated bylaws dated September 21, 2007, and (iii) the General Corporation Law of the State of Delaware. For a complete description of the terms of our common and preferred stock outstanding and that we may offer in the future, please refer to our restated certificate of incorporation and bylaws.
     Our authorized capital stock consists of 200,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share, of which 30,000 shares have been designated as Series D-1 Cumulative Convertible Preferred Stock (the “Series D-1 Preferred Stock”) and 5,000 shares have been designated as Series D-2 Cumulative Convertible Preferred Stock (the “Series D-2 Preferred Stock,” and together with the Series D-1 Preferred Stock, is collectively referred to herein as the “Series D Preferred Stock”). As of December 17, 2007, there were 93,847,609 shares of common stock outstanding, 30,000 shares of Series D-1 Preferred Stock outstanding and 5,000 shares of Series D-2 Preferred Stock outstanding. No other shares of preferred stock are issued and outstanding.
Common Stock
     Holders of common stock are entitled to one vote for each share held of record by them on all matters submitted to a vote of the stockholders, and do not have any cumulative voting rights. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefor, and are subject to the preferential dividend rights of the holders of our Series D Preferred Stock and any preferential dividend rights of our preferred stock that we may issue in the future. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all of our assets remaining after the payment of all debt and other liabilities and after payment of the liquidation preference on our Series D Preferred Stock and the liquidation preference of any other preferred stock that we may issue in the future. Holders of common stock do not have, solely by virtue of being such holders, any preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.
Preferred Stock
     Our board of directors is authorized, subject to certain restrictions, without further stockholder approval, to issue at any time and from time to time, preferred stock in one or more series. Each such series shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges and restrictions as shall be determined by our board of directors. These rights, privileges and restrictions may include dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and preemptive rights, to the full extent now or hereafter provided by Delaware law.
     The rights of holders of common stock are subject to, and may be adversely affected by, the rights of holders of our outstanding Series D Preferred Stock and any preferred stock that we may issue in the future. In addition, the issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of ION without further action by our stockholders. The issuance of preferred stock having voting and conversion rights may adversely affect the holders of our common stock. Satisfaction of any dividend preferences of our outstanding preferred stock would reduce the amount of funds available, if any, for the payment of dividends on our common stock. Holders of preferred stock are typically entitled to receive a preference payment upon our liquidation before holders of our common stock are entitled to receive any payments in liquidation. Under certain circumstances, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.
     On February 16, 2005 and on December 6, 2007, we sold to Fletcher International, Ltd., an affiliate of Fletcher Asset Management, Inc. (“Fletcher”), 30,000 shares of Series D-1 Preferred Stock and 5,000 shares of Series D-2 Preferred Stock, respectively, in privately-negotiated transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The purchase price for the Series D-1 Preferred Stock was $30 million, and for the Series D-2 Preferred Stock was $5 million.
     The Series D-1 Preferred Stock is presently convertible at the holder’s election into up to 3,812,428 shares of ION common stock at an initial conversion price of $7.869 per share. The Series D-2 Preferred Stock is initially convertible into 311,664 shares of common stock at an initial conversion price of $16.0429 per share. The number of shares of common stock that may be acquired upon conversion of the Series D Preferred Stock and the conversion price per share are subject to adjustment in certain events.
     The terms of the Series D-1 Preferred Stock and the Series D-2 Preferred Stock are substantially the same. The Series D-1 Preferred Stock and the Series D-2 Preferred Stock each have a minimum annual dividend rate of 5.0% and a maximum annual dividend rate of LIBOR plus 2.5%, payable quarterly. These dividends may be paid, at our election, in cash or in shares of registered common stock. So long as any shares of Series D Preferred Stock are outstanding, we may not pay any dividends in cash or property to holders of our common stock, and we may not purchase or redeem for cash or property any shares of our common stock, unless there are no arrearages in dividends paid on the Series D Preferred Stock and sufficient cash has been set aside to pay dividends on the Series D Preferred Stock for the next four quarterly dividend periods.
     Holders of the Series D Preferred Stock have the right to cause us to redeem all or a portion of their shares of Series D Preferred Stock for shares of registered common stock or, at our election, for cash. The number of shares of our common stock to be issued by us upon redemption will be determined by dividing the stated value of the shares of Series D Preferred Stock being redeemed by the prevailing market price of our common stock at the time of such redemption. If we elect to redeem the shares of Series D Preferred Stock for cash, we will pay the holders a redemption amount in cash, based on the market price of the shares of common stock otherwise issuable.
     Under our February 2005 agreement with Fletcher, we granted Fletcher the right, which expires on February 16, 2008 (unless it is extended by the parties), to purchase shares of additional series of Series D Preferred Stock. Currently, the right may be exercised to purchase up to an additional 35,000 shares of one or more additional series of Series D Preferred Stock, having similar terms and conditions as the Series D-1 Preferred Stock and Series D-2 Preferred Stock, and having a conversion price equal to 122% of the prevailing market price of our common stock at the time of its issuance, but not less than $6.31 per share (subject to adjustment in certain events).
Convertible Notes
     In December 2003, we issued $60.0 million of convertible unsecured notes that mature in December 2008, and bear interest at an annual rate of 5.5%, payable semi-annually. The notes, which are not redeemable prior to their maturity, are convertible into our common stock at a conversion rate of 231.4815 shares per $1,000 principal amount of notes (a conversion price of $4.32 per share). At the time of their original issuance, these notes represented an aggregate of 13,888,888 shares of our common stock upon a fully-converted basis.
     On November 27, 2007, in privately negotiated transactions, we completed induced conversions of approximately $52.76 million in aggregate principal amount of our outstanding convertible senior notes into 12,212,964 shares of common stock, based on the $4.32 per share conversion price under the notes.
     As a result of these conversions, the company reduced the outstanding principal amount of the notes to approximately $7.24 million. The company also paid to the converting holders of the notes approximately $1.3 million of interest accrued on the converted notes. In addition, a supplemental payment of approximately $2.9 million was made to the converting noteholders in lieu of future interest payments on the notes.

Effects of Certain Provisions in our Restated Certificate of Incorporation and Bylaws
     Certain provisions of our restated certificate of incorporation and bylaws summarized below may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that an investor might consider in that investor’s best interest, including any attempt that might result in a premium over the market price for shares of our common stock.
     Our board of directors is divided into three classes that are elected for staggered three-year terms. Our stockholders may only remove a director for cause.
     Our restated certificate of incorporation provides that our directors generally will not be personally liable for monetary damages for breach of their fiduciary duties as a director. These provisions would not limit the liability of a director for breach of the director’s duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, payment of an unlawful dividend or any unlawful stock purchase or redemption, or any transaction for which the director derived an improper benefit.
     Our restated certificate of incorporation and bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. We have entered into separate indemnification agreements with certain of our directors and executive officers. In addition, we carry officer and director liability insurance.
     Our restated certificate of incorporation contains a “fair price” provision that requires the approval of holders of not less than 75% of the outstanding shares of our voting stock (including not less than 66 2/3% of the outstanding shares of voting stock not owned, directly or indirectly, by persons who are “Related Persons”) as a condition for mergers, consolidations and certain other business combinations, including management buyouts, involving ION and any “Related Person”; however, this 66 2/3% voting requirement is not applicable if the business combination is approved by the holders of not less than 90% of the outstanding shares of our voting stock. “Related Persons” include the holders of 10% or more of our outstanding voting stock and any affiliate of such persons. The 75% voting requirement of the “fair price” provision is not applicable to a business combination between ION and any wholly-owned subsidiary, or a business combination involving a holder of 10% or more of our outstanding voting stock so long as the acquisition by such holder of such stock or the proposed transaction is approved in advance of such person becoming a holder of 10% of our outstanding voting stock by not less than 75% of our directors then holding office, or if the following conditions are met:
•	the transaction is a merger or consolidation proposed to occur within one year of the time such holder acquired 10% of our outstanding voting stock and the price to be paid to holders of common stock is at least as high as the highest price paid by such holder in acquiring any of our common stock;

•	the consideration to be paid in the transaction is cash or the same form of consideration paid by such holder to acquire a majority of its holdings of common stock; and

•	between the date of the acquisition by the holder of 10% of our outstanding voting stock and the transaction, there has been no failure to declare and pay preferred stock dividends and no reduction in common stock dividends (except as approved by a majority of our unaffiliated directors), no further acquisition of voting stock by such holder and no benefit, direct or indirect, received by such holder through loans or other financial assistance from ION or tax credits or other tax advantages provided by ION; and a proxy statement shall have been mailed to stockholders at least 30 days prior to the consummation of the transaction for the purpose of soliciting stockholder approval of the transaction.
     Our restated certificate of incorporation also provides that
•	special meetings of stockholders can be called only by our board of directors;

•	stockholders may act only at an annual or special meeting of stockholders and may not act by written consent;

•	our bylaws may be amended only by our board of directors or with the affirmative vote of holders of not less than 75% of the outstanding shares of our voting stock;

•	a 75% vote of the outstanding voting stock is required to amend our certificate of incorporation with respect to certain matters, including, without limitation, the matters set forth in the two immediately preceding clauses above and the 75% voting requirement for certain business combinations described in the preceding paragraph; and

•	in addition to the 75% voting requirement referred to in the immediately preceding clause above, a 66 2/3% vote of the outstanding shares of our voting stock not owned by a Related Person is required to amend the provisions of our certificate of incorporation relating to certain business combinations as described in the preceding paragraph.
     Our bylaws establish advance notice procedures with regard to the nomination, other than those made by or at the direction of the board of directors, of candidates for election as directors and as to any other business to be brought before an annual or special meeting of our stockholders. These procedures provide that the notice of proposed stockholder nominations for the election of directors must be timely given in writing to our corporate secretary prior to the meeting at which directors are to be elected. To be timely, notice must be delivered to or mailed and received at our principal executive offices (a) for annual meetings of stockholders, not later than the close of business on the 120th day prior to the first anniversary of the date our proxy statement was released to stockholders in connection with our previous year’s annual meeting of stockholders, or (b) for special meetings at which our board of directors has determined that directors shall be elected, not later than the close of business on the 120th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. The procedures also provide that at an annual meeting, and subject to any other applicable requirements, only such business may be conducted as has been brought before the meeting by, or at the direction of, the board of directors or by a stockholder who has given timely prior written notice to our corporate secretary of that stockholder’s intention to bring such business before the meeting. For such stockholder’s notice to be timely, notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on the date that is 120 days prior to the first anniversary of the date our proxy statement was released to stockholders in connection with our previous year’s annual meeting of stockholders. The notices must contain certain information, and are subject to other qualifications, specified in the bylaws.
Delaware Law
     We are incorporated in Delaware and are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an “interested stockholder” (defined generally as a person owning 15% or more of a corporation’s outstanding voting stock) from engaging in a “business combination” (as defined) with a Delaware corporation for three years following the date such person became an interested stockholder, unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder’s becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) on or subsequent to the date of the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of the stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.
     Under Section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2007	ION GEOPHYSICAL CORPORATION
	By:	/s/ DAVID L. ROLAND
David L. Roland
Senior Vice President, General Counsel and Corporate Secretary